EX 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 16, 2011, SXC Health Solutions Corp. (the "Company") entered into a definitive purchase agreement (the "Purchase Agreement") to acquire HealthTran LLC (“HealthTran”), a middle-market Pharmacy Benefit Management ("PBM") service company based in Denver, Colorado, for a purchase price of $250 million in cash, subject to certain customary post-closing adjustments (the acquisition by the Company of HealthTran, the "Acquisition"). The Company completed the Acquisition (the "Closing") on January 3, 2012, effective as of 12:01 a.m. Central Standard Time on January 1, 2012. The Company utilized cash on hand as well as $100 million of cash drawn from a revolving credit line to fund the acquisition.

HealthTran provides PBM and Healthcare Information Technology ("HCIT") services to approximately 260 clients. Its PBM business includes a full suite of PBM offerings including a nationwide retail network, formulary and rebate management, Part D services and mail order operations. HealthTran was an existing HCIT customer of the Company and utilizes a Company platform for its claims adjudication. HealthTran also provides claims adjudication services to a number of other PBMs using the same platform.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2011 gives effect to the Acquisition as if it had occurred on January 1, 2011; the unaudited pro forma condensed combined balance sheet as of December 31, 2011 gives effect to the Acquisition as if it had occurred on December 31, 2011 (together the unaudited pro forma condensed combined statement of operations and unaudited pro forma condensed combined balance sheet being referred to herein as the "pro forma financial statements") .

Effective immediately prior to the completion of the Acquisition, HealthTran sold, assigned, transferred, conveyed and delivered to Innovante Benefit Administrators, LLC (“Innovante”), a wholly-owned subsidiary of HealthTrans Data Services, LLC, a former significant equity interest holder of HealthTran, all of HealthTran's right, title and interest in and to all assets exclusively used in the operation of its business of providing third party administration (TPA) services (the “TPA Business”) for both medical and prescription drug claim processing and adjudication and general benefit plan administration, in consideration for the payment of $1 and the assumption by Innovante of all of the liabilities of the TPA Business.  The pro forma financial statements exclude the assets, liabilities and results of operations of the TPA Business, as the TPA Business was not acquired by the Company.

The adjustments to the pro forma financial statements are preliminary and have been made solely for the purpose of developing the pro forma financial statements for illustrative purposes, necessary to comply with the requirements of applicable disclosure and reporting regulations. The pro forma financial statements are not intended to represent what our actual consolidated results of operations or consolidated financial position would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position. The actual results reported in periods following the Closing may differ significantly from the pro forma financial statements for a number of reasons including, but not limited to: differences in the ordinary conduct of the business following the Acquisition; differences between the assumptions used to prepare these pro forma financial statements and actual amounts; cost savings from operating efficiencies; changes to pharmacy network and rebate contracting; potential synergies; and the impact of the incremental costs incurred in integrating HealthTran.

The pro forma adjustments and related assumptions are described in the accompanying notes. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation thereof to the HealthTran assets acquired and liabilities assumed, based on preliminary estimates of fair value. We believe that the assumptions used to derive the pro forma adjustments are reasonable given the information available; however, as the valuations of acquired assets and liabilities are in process and are not expected to be finalized until later in 2012, and information may become available within the measurement period which indicates a potential change to these valuations, the purchase price allocation may be subject to adjustment.

Furthermore, the unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies or other costs that could result from the Acquisition. The pro forma financial statements are based on the historical financial statements of the Company and HealthTran, as adjusted for the pro forma effect of the Acquisition. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes of the Company included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 24, 2012 and the financial statements of HealthTran included in Exhibits 99.2 and 99.3 of the Company's Current Report on Form 8-K/A dated March 14, 2012.

SXC Health Solutions Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2011
(in thousands)

	SXC Health Solutions Corp.	HealthTran LLC	Pro Forma Adjustments		Pro Forma Combined

Current assets
Cash and cash equivalents	$341,382	$9,008	$(150,000)	A	$200,390
Restricted cash	12,017	665	—		12,682
Accounts receivable, net	240,425	21,737	—		262,162
Rebates receivable	33,834	—	—		33,834
Prepaid expenses and other current assets	6,409	1,927	—		8,336
Inventory	19,554	—	—		19,554
Deferred income taxes	9,642	—	—		9,642
Total current assets	663,263	33,336	(150,000)		546,599
Property and equipment, net	21,658	6,755	(3,509)	B	24,904
Goodwill	291,045	4,404	170,653	C	466,102
Other intangible assets, net	69,777	12,400	64,730	C	146,907
Other assets	4,564	1,477	—		6,041
Total assets	$1,050,307	$58,372	$81,874		$1,190,553
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$19,679	$1,883	$—		$21,562
Accrued expenses and other current liabilities	66,729	25,457	—		92,186
Current portion of long-term debt		2,807	(2,807)	D	—
Pharmacy benefit management rebates payable	59,235	2,818	—		62,053
Pharmacy benefit claim payments payable	199,701	9,583	—		209,284
Total current liabilities	345,344	42,548	(2,807)		385,085
Deferred income taxes	18,361	—			18,361
Class A warrants	—	14,817	(14,817)	E	—
Class C preferred units	—	25,780	(25,780)	E	—
Long-term debt	—	11,680	88,320	D	100,000
Other liabilities	15,564	505	—		16,069
Total liabilities	379,269	95,331	44,916		519,516

Shareholders’ equity
Common shares	394,769	—	—		394,769
Additional paid-in capital	37,936	—	—		37,936
Retained earnings	238,333	—	—		238,333
Members deficit		(36,958)	36,958	E	—
Total shareholders’ equity	671,038	(36,958)			671,038
Total liabilities and shareholders’ equity	$1,050,307	$58,372	$81,874		$1,190,553

See accompanying notes to unaudited pro forma financial statements

SXC Health Solutions Corp.
Unaudited Pro Forma Condensed Combined Statement of Operation
For the Year Ended December 31, 2011
(in thousands)
	SXC Health Solutions Corp.	HealthTran LLC	Pro Forma Adjustments		Pro Forma Combined

Revenue	$4,975,496	$253,044	$(23,505)	F	$5,205,035
Cost of revenue	4,666,008	199,796	(23,505)	F	4,842,299
Gross profit	309,488	53,248	—		362,736
Expenses:
Product development costs	14,331	—	—		14,331
Selling, general and administrative	131,457	44,478	(9,605)	G	166,330
Depreciation and amortization	23,129	6,093	15,100	H	44,322
Settlement expense	—	3,150	—		3,150
	168,917	53,721	5,495		228,133
Operating income (loss)	140,571	(473)	(5,495)		134,603
Interest income	(502)	(1)	191	I	(312)
Interest expense and other expense, net	2,779	9,794	(7,065)	I	5,508
Dividends on Class C preferred units	—	4,463	(4,463)	J	—
Accretion of Class C preferred units discount	—	902	(902)	J	—
Income (loss) before income taxes	138,294	(15,631)	6,744		129,407

Income tax expense (benefit):	46,508	—	(8,964)	K	37,544
Net income (loss)	$91,786	$(15,631)	$15,708		$91,863
Earnings per share:
Basic	$1.48	—	—		$1.48
Diluted	$1.46	—	—		$1.46
Weighted average shares outstanding:
Basic	62,126,656	—	—		62,126,656
Diluted	62,951,758	—	—		62,951,758

See accompanying notes to unaudited pro forma financial statements

SXC Health Solutions Corp.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.    Description of Transaction

Effective as of 12:01 a.m. Central Standard Time on January 1, 2012, the Company completed the acquisition of all of the outstanding equity interests of HealthTran in exchange for $250 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The cash payment for the Acquisition was funded from a combination of cash on hand and amounts drawn under the Company's revolving credit line. HealthTran was an existing HCIT customer of the Company and utilizes a Company platform for its claims adjudication services. Our initial valuation is preliminary, as we are completing the valuation work required to determine the fair value of the net assets acquired. The Company expects to finalize its accounting for the Acquisitions as soon as practicable, but no later than one year from the acquisition date.
2.    Basis of Presentation

The unaudited pro forma condensed combined balance sheet combines the audited consolidated balance sheet of the Company as of December 31, 2011 and the unaudited balance sheet of HealthTran as of November 30, 2011, and gives effect to the Acquisition as if it had been completed on December 31, 2011, including any adjustments to the fair values of assets acquired and liabilities assumed based on preliminary estimates, in accordance with purchase accounting guidance.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011, combines the consolidated statement of operations of the Company for the year then ended and the unaudited statement of operations of HealthTran for the twelve months ended November 30, 2011, and gives effect to the Acquisition as if it had occurred on January 1, 2011. The unaudited statement of operations of HealthTran for the twelve months ended November 30, 2011 was prepared by taking the audited HealthTran statement of operations for the twelve months ended May 31, 2011, less the results from the unaudited statement of operations of HealthTran for the six months ended November 30, 2010, plus the results from the unaudited statement of operations of HealthTran for the six months ended November 30, 2011. The HealthTran unaudited statement of operations excludes the results of the TPA business line of HealthTran not acquired by the Company.

The pro forma adjustments include the application of the acquisition method of accounting under purchase accounting guidance. Purchase accounting guidance requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date, which is presumed to be the closing of the Acquisition. The transaction fees of approximately $0.9 million for the Acquisition are expensed as incurred and are included in selling, general and administrative expenses in the Company's results for the year ended December 31, 2011.

The pro forma adjustments described herein have been developed based on management's judgment, including estimates relating to the allocation of assets acquired and liabilities assumed of HealthTran based on preliminary estimates of fair value. We believe that the assumptions used to derive the pro forma adjustments are reasonable given the information available; however, as the valuations of acquired assets and liabilities are in process and are not expected to be finalized until later in 2012, and information may become available within the measurement period which indicates a potential change to these valuations, the purchase price allocation may be subject to adjustment. The pro forma financial statements do not reflect any cost savings from potential operating efficiencies, any other potential synergies or any incremental costs which may be incurred in connection with integrating HealthTran.

The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what our actual consolidated results of operations or consolidated financial position would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position.

3.     Unaudited Pro Forma Adjustments

(a) Unaudited Pro Forma Condensed Combined Balance Sheet

A-Cash and cash equivalents

This adjustments reflects the $250 million purchase price, offset by the $100 million draw on the Company's revolving line of credit (see notes E and I below for a discussion of the adjustments to record the liability for the draw on the revolving credit line and associated interest expense).

B-Property and equipment, net

As part of of the purchase price allocation the Company assessed the fair value of property and equipment assumed. This adjustment brings the HealthTran property and equipment to its estimated fair value of $3.2 million, based on preliminary valuations.

SXC Health Solutions Corp.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

C-Goodwill and other intangible assets

The adjustments to goodwill and intangible assets represent the net amounts for goodwill and other intangible assets recognized from the preliminary purchase price allocation less the amounts of goodwill and intangible assets of HealthTran as of November 30, 2011. The preliminary goodwill acquired from the HealthTran acquisition is $175.1 million. The other identified intangible assets acquired consist of the following (in thousands):

	Fair Value	Useful Life
Customer relationships	72,400	4 to 9 years
Non-compete agreements	2,600	5 years
Trademarks/Tradenames	1,750	6 months
Licenses	380	3 years
	77,130

D-Debt

These adjustments reflect the $100 million of proceeds drawn from the Company's revolving credit line to partly finance the Acquisition consideration and the elimination of HealthTran's debt that was not assumed by the Company.

E-HealthTran warrants, preferred units and members' deficit

These adjustments remove the associated liabilities of HealthTran from class A warrants and class C preferred units that were not assumed by the Company, as well as eliminating HealthTran's members' deficit account which is not assumed by the Company.

(b) Unaudited Pro Forma Condensed Combined Statements of Operations

F-Pharmacy co-payments

For transactions at the Company's participating pharmacies, under the terms of the customer contracts, the pharmacy is solely obligated to collect the co-payments from the participants. The Company does not assume liability for participant co-payments in non-Company owned pharmacy transactions, and therefore does not include participant co-payments in revenue or cost of revenue. If these amounts were included in the Company’s operating results, its operating income and net income would not have been affected. HealthTran included in revenue and cost of revenues co-payments collected by participating pharmacies. Accordingly, these adjustments remove from revenue and cost of revenue HealthTran's co-payments that are collected by participating pharmacies.

G-Selling, general and administrative expenses

The adjustment to selling, general and administrative expenses ("SG&A") relates to the reversal of $9.6 million in stock-compensation charges recorded by HealthTran related to its class B units as a result of the Acquisition.

H-Depreciation and amortization

The adjustment to depreciation and amortization is driven by the preliminary estimation of first year amortization expense of intangible assets acquired of $19.0 million. This amount is offset by a reduction of depreciation expense of $0.8 million due to the Company's preliminarily fair value assessment of property and equipment acquired, as well a reduction of $3.1 million of amortization expense recorded by HealthTran from its intangible assets.

I-Interest

Interest income was adjusted to reflect the reduction of interest due to using cash on hand to finance the Acquisition. Interest expense was adjusted to remove interest expense from HealthTran's previous debt that was not assumed by the Company, and adding $2.7 million for estimated interest expense related to the Company's draw on its revolving credit line to partially finance the Acquisition.

J-HealthTran warrants and preferred unit expenses

These adjustments remove the associated expenses of HealthTran from class A warrants and class C preferred units that were not assumed by the Company since the pro forma financial statements reflect the debt to partly finance the Acquisition and the related interest expense, as well as the reduction of interest income from the use of cash to fund the purchase price.

K-Income taxes

The adjustment reflects the income tax effect of the pro forma combined effective income tax rate of 28.8% for the year ended December 31, 2011, based on applicable federal and state statutory tax rates and the combined results of the Company and HealthTran.